                             EXHIBIT 11.1

                                                         EXHIBIT 11.1

                ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

                COMPUTATION OF INCOME PER COMMON SHARE

                                                   NINE-MONTH PERIODS ENDED
                                                   ------------------------
                                                         NOVEMBER 30,
                                                      1995           1994
                                                      ----           ----
PRIMARY INCOME PER SHARE

   Net income                                      $1,196,497     $1,028,239
   Dividend requirements
    on preferred stock                                      -        (10,958)
                                                   ----------     ----------
   Net income allocable to common and
    common equivalent shares                       $1,196,497     $1,017,281
                                                   ----------     ----------
                                                   ----------     ----------
   Weighted average number of
     common shares outstanding                      2,740,990      2,479,937
   Net effect of dilutive stock options
     and warrants based on the Treasury
     Stock Method using average market
     price                                             99,579         93,185
                                                   ----------     ----------
   Weighted average number of common
     and common equivalent shares
     outstanding                                    2,840,569      2,573,122
                                                   ----------     ----------
                                                   ----------     ----------
Primary income per common
   and common equivalent share                     $      .42     $      .40
                                                   ----------     ----------
                                                   ----------     ----------

FULLY DILUTED INCOME PER SHARE

  Net income                                       $1,196,497     $1,028,239
   Less dividend requirements on
     preferred stock                                        -        (10,958)
   Add interest expense and loan costs
     amortized on convertible debt                          -         12,339
                                                   ----------     ----------
   Net income allocable to common and
    equivalent shares                              $1,196,497     $1,029,620
                                                   ----------     ----------
                                                   ----------     ----------
   Weighted average number of common
     shares outstanding                             2,740,990      2,479,937
   Assuming conversion of
     convertible debt                                       -        143,077
   Net effect of dilutive stock options
     based on the Treasury Stock Method
     using the greater of the average
     or ending market price                           102,878         95,237
                                                   ----------     ----------
     Weighted average number of common
       shares outstanding as adjusted               2,843,868      2,718,251
                                                   ----------     ----------
                                                   ----------     ----------
   Income per common and common
    equivalent share assuming
    full dilution                                  $      .42     $      .38
                                                   ----------     ----------
                                                   ----------     ----------

                                                                EXHIBIT 11.1

                ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

                COMPUTATION OF INCOME PER COMMON SHARE

                                                   THREE-MONTH PERIODS ENDED
                                                   -------------------------
                                                           NOVEMBER 30,
                                                      1995           1994
                                                      ----           ----
PRIMARY INCOME PER SHARE

   Net income                                      $  548,842     $  483,463
   Dividend requirements
    on preferred stock                                      -         (3,653)
                                                   ----------     ----------
   Net income allocable to common and
    common equivalent shares                       $  548,842     $  479,810
                                                   ----------     ----------
                                                   ----------     ----------
   Weighted average number of
     common shares outstanding                      2,932,517      2,629,986
   Net effect of dilutive stock options
     and warrants based on the Treasury
     Stock Method using average market
     price                                             92,251         88,053
                                                   ----------     ----------
   Weighted average number of common
     and common equivalent shares
     outstanding                                    3,024,768      2,718,039
                                                   ----------     ----------
                                                   ----------     ----------
Primary income per common
  and common equivalent share                      $      .18     $      .18
                                                   ----------     ----------
                                                   ----------     ----------
FULLY DILUTED INCOME PER SHARE

  Net income                                       $  548,842     $  483,463
   Less dividend requirements on
     preferred stock                                        -         (3,653)
                                                   ----------     ----------
   Net income allocable to common and
     equivalent shares                             $  548,842     $  479,810
                                                   ----------     ----------
                                                   ----------     ----------
   Weighted average number of common
     shares outstanding                             2,932,517      2,629,986
   Net effect of dilutive stock options
     based on the Treasury Stock Method
     using the greater of the average
     or ending market price                            92,251         93,830
                                                   ----------     ----------
     Weighted average number of common
       shares outstanding as adjusted               3,024,768      2,723,816
                                                   ----------     ----------
                                                   ----------     ----------
   Income per common and common
     equivalent share assuming
     full dilution                                 $      .18     $      .18
                                                   ----------     ----------
                                                   ----------     ----------

                                    22